Exhibit 1
JOINT FILING AGREEMENT
Each of the undersigned hereby agrees to file jointly the Statement on Schedule 13D to which this Agreement is attached, and any amendments to the Statement on Schedule 13D (the “Schedule 13D”) with respect to the Common Stock of Ulticom, Inc. which may be deemed necessary, pursuant to Regulation 13D under the Securities Exchange Act of 1934.
It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any future amendments to the Schedule 13D, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness or accuracy of information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.
It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement on the Schedule 13D, and any future amendments to the Schedule 13D, filed on behalf of each of the parties hereto.

Dated: October 21, 2010	UTAH MERGER CORPORATION
	By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President and Secretary

UTAH INTERMEDIATE HOLDING CORPORATION
By:	/s/ Eva M. Kalawski
Name:	Eva M. Kalawski
Title:	Vice President and Secretary

PLATINUM EQUITY CAPITAL PARTNERS II, L.P.
By:	Platinum Equity Partners II, LLC,
its general partner

By:	Platinum Equity Investment Holdings II, LLC,
its senior managing member

By:	/s/ Eva M. Kalawski
Eva M. Kalawski
Vice President and Secretary

PLATINUM EQUITY PARTNERS II, LLC,
By: Platinum Equity Investment Holdings II, LLC, its senior managing member

By:	/s/ Eva M. Kalawski
Eva M. Kalawski
Vice President and Secretary

PLATINUM EQUITY INVESTMENT HOLDINGS II, LLC,

By:	/s/ Eva M. Kalawski
Eva M. Kalawski
Vice President and Secretary

PLATINUM EQUITY, LLC,
By:	/s/ Eva M. Kalawski
Eva M. Kalawski
Executive Vice President, General Counsel and Secretary

/s/ Mary Ann Sigler
Tom T.Gores, by Mary Ann Sigler, attorney-in-fact